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                         SECURITIES PURCHASE AGREEMENT


                                  By and Among


                                  XCEED, INC.,


                                THEODORE DEIKEL,


                                      and

                       CERTAIN OTHER STRATEGIC INVESTORS






                                 APRIL 30, 1999





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                         SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of the 30th day of April 1999, (the "Effective Date"), is by and among Xceed, Inc., a Delaware corporation (the "Company"), Theodore Deikel (the "Initial Investor") and those investors that may hereafter execute this Agreement and who shall be listed on Schedule A hereto, as the same may be amended from time to time (the "Subsequent Investors"). The Initial Investor and Subsequent Investors may be individually referred to hereinafter as an "Investor" and collectively as the "Investors."

                                   RECITALS:

     WHEREAS, the authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and 125,000 shares of preferred stock, par value $.08 per share (the "Preferred Stock");

     WHEREAS, there are issued and outstanding, as of the Effective Date, 16,888,623 shares of Common Stock and no shares of Preferred Stock;

     WHEREAS, the Company has undertaken to offer and sell, pursuant to Rule 506 of Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act"), up to 976,562 shares of Common Stock and warrants, exercisable to purchase up to 976,562 shares of Common Stock, substantially in the form attached hereto as Exhibit A (the "Warrants") for aggregate consideration of up to $10,000,000 as set forth on Schedule A hereto upon the terms and subject to the conditions set forth herein (the "Offering");

     WHEREAS, the Company has determined to offer and sell the shares of Common Stock and the Warrants (collectively, the "Securities") in the Offering only to "accredited investors" as set forth in Rule 501(a) of Regulation D;

     WHEREAS, each Investor has represented to the Company, as hereinafter set forth, that such Investor is an "accredited investor" as set forth in Rule 501(a) of Regulation D; and

     WHEREAS, each Investor has determined to purchase from the Company and the Company has determined to sell to each such Investor the number of shares of Common Stock and Warrants respectively set forth across from each Investor's name on Schedule A hereto upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein, the Company and the Investors, each intending to be legally bound hereby, agree as follows:

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                                   ARTICLE I

                          TERMS OF OFFERING; CLOSINGS

     1.1  Purchase and Sale of Securities.  Upon the terms and subject to the
          -------------------------------
conditions set forth herein, on the Initial Closing Date (as hereinafter defined) and on each Subsequent Closing Date (as hereinafter defined), each Investor shall purchase from the Company and the Company shall sell to each such Investor, the shares of Common Stock and Warrants set forth opposite the name of such Investor on Schedule A hereto in exchange for the payment to the Company by each such Investor of the consideration set forth opposite the name of such Investor on Schedule A.

     1.2  Closing.  The offer and sale of the Securities (the "Offering") shall
          -------
close incrementally, with the first of such closings to occur and be conditioned upon the purchase by the Initial Investor, upon execution hereof, a minimum of 488,281 shares of Common Stock (the "Initial Closing Date"). Subsequent closings shall occur periodically hereafter, up to and through the close of business on May 30, 1999, upon execution of this Agreement and payment by Subsequent Investors of the consideration for the shares of the Common Stock as shall be set forth on Schedule A hereto, as the same may be amended from time to time to include Subsequent Investors (the "Subsequent Closing Dates").

     In consideration of the agreement by the Initial Investor to purchase the 488,281 shares of Common Stock upon execution hereof, the Company has agreed to issue to the Initial Investor, all of the Warrants as set forth of Schedule A hereto. Upon receipt of the aggregate consideration payable by the Initial Investor on the Initial Closing Date and any Subsequent Investors on Subsequent Closing Dates, as set forth on Schedule A hereto, the Company shall deliver to the such Investors, respectively, certificates representing the shares of Common Stock (and in the case of the Initial Investor, certificates representing the Warrants).



                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of the Company. The Company represents
          ---------------------------------------------
and warrants to the Investors as follows:

          (a) Authorization. The execution, delivery and performance of this
              -------------
Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of the Company on behalf of the Company and, assuming

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that this Agreement is the valid and binding obligation of the Investors, is the valid and binding obligation of the Company.

          (b) Organization. The Company is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

          (c) Capitalization. The authorized capital stock of the Company as of
              --------------
the date hereof is as set forth in the recitals hereto. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of Common Stock that the Company is authorized to issue is adequate and the Company has reserved for issuance a sufficient number of shares of Common Stock to permit the Company to fulfill its obligations hereunder. Upon payment for the Securities as contemplated herein (and payment of the aggregate exercise price for the shares of Common Stock underlying the Warrants), the Securities (and the shares of Common Stock issuable upon exercise of the Warrants) will be duly authorized, validly issued, fully paid and nonassessable

          (d) Non-Contravention; Consents. Neither the execution and delivery of
              ---------------------------
this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate Of Incorporation or Bylaws of the Company (the "Formation Documents"); (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company;
(iii) violate or conflict with any other restriction to which the Company is subject or by which any of the property or assets which are material to the business or operation of the Company may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which the Company is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the ability of the Company to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Company and consummation by the Company of any of the transactions contemplated hereby.

          (e) Compliance with Applicable Law. The Company is in compliance, as
              ------------------------------
of the date hereof, with all applicable foreign, federal, state and local laws, statutes, ordinances, rules and regulations, including without limitation, the Securities Act and the Securities

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Exchange Act of 1934, as amended (the "Exchange Act"), except where the failure to comply with which would not have a material adverse effect on the business, assets, operations, earnings, prospects or financial condition of the Company. The Company is in compliance with the rules and regulations of all governmental agencies having authority over its business or its operations, except where the failure to comply with which would not have a material adverse effect on the business, operations, earnings, prospects, assets or financial condition of the Company.

     2.2  Representations and Warranties of the Investors.  Each Investor,
          -----------------------------------------------
severally and not jointly, represents and warrants to the Company as follows:

          (a) Authorization. If the Investor is an individual, such Investor is
              -------------
over 21 years of age and has all of the requisite power and authority to execute this Agreement and to perform hereunder. If the Investor is a corporation, limited liability company, trust, partnership or other entity that is not an individual, it has been duly formed, validly exists and is in good standing in the jurisdiction of its formation, such Investor has not been organized for the specific purpose of purchasing the Securities (unless all beneficial owners of such Investor are Accredited Investors) and such investor is authorized and is not in any respect prohibited from purchasing the Securities. If the Investor is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, such Investor has been duly authorized and empowered to execute this Agreement and the person for whom such Investor is acting as fiduciary: (i) fulfills all the requirements for purchase of the Securities as such requirements are set forth herein; (ii) concurs in the purchase of the Securities; and (iii) agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon the request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Securities and/or evidencing the satisfaction of the foregoing.

          (b) Investment Purpose. The Investor: (i) is acquiring the Securities
              ------------------
solely for such Investor's own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person or entity; and (iii) agrees not to sell or otherwise transfer such Securities unless and until such transaction is subsequently registered under the Securities Act and any applicable securities laws or unless an exemption from any applicable registration requirement is available.

          (c) Receipt of Information.  The Investor has received full and fair
              ----------------------
disclosure and has carefully read in entirety: (i) the Formation Documents; (ii) the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K filed under the Exchange Act by the Company with the Securities and Exchange Commission (the "Commission") for and during the Company's two most recent fiscal years; (iii) any and all information necessary to verify the accuracy and completeness of the representations, warranties and covenants made by the Company herein; and (iv) written or verbal answers to all questions submitted to the Company regarding an investment in the Company. The Investor has relied only on this information and has not been furnished with any other documents, offering literature, memorandum or prospectus. Such Investor represents that the information that the Company has made available to such Investor is all of the information which such Investor deemed material to

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making an informed investment decision in connection with the purchase of the
Securities. The Investor acknowledges that the Company has afforded such Investor the opportunity to ask questions of and receive answers from the Company and other persons acting on its behalf, concerning the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information disclosed to the Investor. Further, the Investor represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the information otherwise disclosed to such Investor.

          (d) Restrictions. Such Investor understands that: (i) the Securities
              ------------
(and the shares of Common Stock underlying the Warrants) have not been the subject of registration under the Securities Act or any other securities laws;
(ii) the Securities (and the shares of Common Stock underlying the Warrants) may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act (and any applicable securities laws) or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Securities (and the shares of Common Stock underlying the Warrants) stating that such securities have not been registered under the Securities Act and that such securities are subject to restrictions on transferability and sale; and (iv) the Company has no obligation to register the offer, sale or resale of the Securities (or the shares of Common Stock underlying the Warrants) or to assist the Investor in obtaining an exemption from applicable registration requirements except as set forth herein. The Investor agrees not to sell or otherwise transfer the Securities (or the shares of Common Stock underlying the Warrants) without compliance with the terms of this Agreement, the Securities Act and all applicable securities laws.

          (e) Accredited Investor Status.  The Investor is an "accredited
              --------------------------
investor" as set forth in Rule 501(a) of Regulation D, a copy of which is attached hereto under cover of Exhibit B. The Investor: (i) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Securities (and the shares of Common Stock underlying the Warrants); and (ii) is able to bear the economic risk of losing the Investor's entire investment in the Securities (and the shares of Common Stock underlying the Warrants).

          (f) Risks.  The Investor is familiar with the nature and extent of the
              -----
risks inherent in investments in securities that have not been the subject of registration under the Securities Act and in the business in which the Company engages and has determined that an investment in the Securities (and the shares of Common Stock underlying the Warrants) is consistent with such Investor's investment objectives and income prospects.

          (g) No General Solicitation.  The Securities were not offered to the
              -----------------------
Investor by means of any general solicitation, publicly disseminated advertisement or sales literature.

          (h) No Governmental Review. Such Investor understands that: (i) the
              ----------------------
Offering has not been reviewed by any governmental body or agency; (ii) if required by the laws or regulations of any applicable jurisdiction, the Offering will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) the documents used in connection with the Offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or

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government department made any finding or determination as to the fairness of the terms of the Offering.

          (i) Information Provided by the Investors. All of the information
              -------------------------------------
which the Investor has provided to the Company concerning such Investor, such Investor's financial position and such Investor's knowledge of financial and business matters is correct and complete as of the date hereof. The Investor agrees that financial and other information provided to the Company concerning such Investor may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company. The Investor further agrees, if requested by the Company or its authorized representative, to provide bank references or other confirming information concerning the Investor's financial condition as may be reasonably requested by the Company.

     2.3  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties set forth in this Agreement shall survive the execution and delivery of this Agreement.


                                  ARTICLE III

                              REGISTRATION RIGHTS

     3.1  Definitions.  As used in this section:
          -----------

          (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (b) the term "Registrable Securities" means: (i) the shares of Common Stock issuable in the Offering; (ii) the shares of Common Stock underlying the Warrants; and (iii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in Subsections 4.1(b)(i) through (iii) above;

          (c) the term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof; and

          (d) the number of shares of "Registrable Securities then outstanding" shall be determined by adding the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which upon issuance would be Registrable Securities.

          (e) the term "Affiliate" shall have the meaning ascribed to it under Rule 405 of the Securities Act.

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     3.2  Piggy-Back Rights.
          -----------------

          (a) Inclusion in Registration. If, during the six months following the
              -------------------------
Effective Date (the "Piggy-Back Period"), the Company shall determine to file a registration statement relating to the offer and sale of any of its securities (other than the registration statement which the Company currently intends to file relating to the securities issued by the Company in connection with recent business acquisitions and other than a registration statement on Form S-4 or Form S-8 or their successor forms) which would permit inclusion of any Registrable Securities, the Company will:

          (i) promptly give to the Holders written notice thereof, which shall include a list of the jurisdictions, if any, in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws (the "Piggy-Back Notice"); and

          (ii) subject to subsection (b) below, include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all of the Registrable Securities specified in a written request made by a Holder, within thirty (30) calendar days after receipt of the Piggy-Back Notice from the Company.

          (b) Underwriting. If the subject registration relates to an
              ------------
underwritten offering, the Company shall so advise the Holders as a part of the Piggy-Back Notice. In such event, the right of a Holder to registration pursuant hereto shall be conditioned upon such Holder's participation in and agreement with the terms of such underwriting. Each Holder shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter (or underwriters) selected for underwriting by the Company and shall use their best efforts to arrange for all documents and opinions required to be delivered thereunder in respect of their participation as selling stockholders to be delivered. Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten or otherwise included in the subject registration statement, the Registrable Securities proposed to be included in such registration may be limited in whole or in part by the underwriter and the Holders may be prohibited from selling any of their Registrable Securities for a period of time following the effective date of the registration statement, as required by the underwriter. In the event that the underwriter so limits the number of securities permitted to be included in the registration statement, to the extent that shares of Common Stock owned by Werner Haase are permitted to be included in such registration statement, the Holders shall be entitled to include therein the percentage of the total number of shares of Common Stock owned by stockholders of the company (the "Permitted Shares") derived by: (i) dividing the number of shares of Common Stock owned by the Holders by (ii) the sum of the number of shares of Common Stock owned by the Holders and the number of shares of Common Stock held by Mr. Haase multiplied by (iii) the number of shares of Permitted Stock (the "Formula"). By way of example, if the Permitted Stock is 50,000 shares of Common Stock and Mr. Haase owns 100,000 shares of Common Stock and the Holders own 7,000 shares of Common Stock, the Formula is as follows: (7,000 divided by 107,000) multiplied by 50,000, which equals 3,271 shares of Permitted Stock. Holders shall be permitted to participate in proportion to their respective percentages of ownership of the aggregate of Registrable

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Securities. If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect not to participate or to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities not withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Number and Transferability. The Holders shall be entitled to have
              --------------------------
their shares included in an unlimited number of registrations pursuant to this Subsection 3.2(c). The piggy-back registration rights granted pursuant hereto shall be assignable by the Holders, in whole or in part, to the extent otherwise permitted herein and subject to the rights of first refusal granted in Section 4.1.

     3.3  Demand Registration.
          -------------------

          (a) Demand for Registration.  In the event that the Company does not
              -----------------------
file a registration statement during the Piggy-Back Period or the Holders are unable to include their Registrable Securities in a registration statement filed by the Company during the Piggy-Back Period due to the limitations that may be imposed by underwriters as contemplated hereunder, upon delivery to the Company of a written request (the "Demand Notice") from the Holder or Holders of an aggregate of at least 51% of the Registrable Securities then outstanding and entitled to registration hereunder (the "Initiating Holders") demanding that the Company effect a registration, qualification or compliance with respect to all or a part of the Registrable Securities, the Company will, within five (5) business days of the receipt thereof, give written notice of its receipt of the Demand Notice (the "Registration Notice") to all Holders and shall, within sixty
(60) calendar days of its receipt of such Demand Notice, file a registration statement (on a form deemed appropriate by the Company's counsel) with the Commission including all of the Registrable Securities which the Holders shall request in writing (given within twenty (20) calendar days of receipt of the Registration Notice given by the Company pursuant hereto) to be included in such registration and the Company shall use its best efforts to cause such registration statement to be filed and to become effective no later than 120 calendar days after the receipt of such request.

          The demand registration rights granted pursuant hereto shall be assignable by the Holders, in whole or in part, to the extent otherwise permitted herein and subject to the rights of first refusal granted in
Section 4.

          (b) Underwriting. If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by such request by means of an underwriting, they shall so advise the Company as a part of the request made by such Holders pursuant to Subsection 3.3(a). The Company shall enter into an agreement in customary form for a secondary distribution with the underwriter (or underwriters) selected by such Initiating Holders for such underwriting, provided such underwriters are reasonably acceptable to the Company, but the Company shall not be required to pay any commission to the underwriter in respect of the sale of Registrable Securities.

          If the Company requests inclusion of the securities of another stockholder (the "Stockholder Securities") in any registration affected pursuant to a Demand Notice, the Holders shall include the Stockholder Securities in the underwriting and may condition such offer on

                                       9
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acceptance by such other stockholders of the provisions of this section. The
Company shall (together with all other stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter (or underwriters) selected for such underwriting by the Initiating Holders reasonably acceptable to the Company. Notwithstanding any other provision of this section, if the subject underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Stockholder Securities may be limited by reason of the underwriter's marketing limitation to the extent required by the underwriter, provided that, the Company shall be entitled to include in the total number of shares permitted by the underwriter to be included in the underwriting (the "Underwritten Securities") that percentage of the Underwritten Securities derived by (i) dividing the number of Stockholder Securities by (ii) the sum of the number of Stockholder Securities and the number of shares of Common Stock owned by the Holders multiplied by
(iii) the number of Underwritten Securities. Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any other stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     3.4  Expenses of Registration. All expenses incurred in connection with the
          ------------------------
registration, qualification or compliance with this Section 3 including, without limitation, all registration, filing and qualification fees, accounting fees and printing expenses, fees and disbursements of counsel for the Company and expenses incidental to or required by such registration shall be borne by the Company. Underwriting discounts and commissions shall be borne and paid ratably by the Holders of the Registrable Securities included in any such registration.

     3.5  Registration Procedures. In the case of each registration effected by
          -----------------------
the Company pursuant hereto, the Company shall:

          (a) Notify each Holder as to the filing of the registration statement and of all amendments or supplements thereto filed prior to the effective date of said registration statement;

          (b) Notify each Holder, promptly after it shall receive notice thereof, of the time when said registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

          (c) Notify each Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (d) Prepare and promptly file with the Commission and promptly notify each Holder of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and, in addition, prepare and file with the Commission, promptly upon the written request of a Holder, any amendments or supplements to such reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

          (e) Advise each Holder promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

          (f) Use its best efforts to qualify as soon as reasonably practicable the Registrable Securities included in the registration statement for sale under applicable securities or blue sky laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions; and

          (g) Furnish each Holder, as soon as available, with copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Holder may from time to time reasonably request.

          At its expense, the Company shall keep such registration effective:
(i) for a period of 120 calendar days; or (ii) until each Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs.

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     3.6  Indemnification.
          ---------------

          (a) The Company shall indemnify each Holder, each of its officers, directors and general and limited partners, and its Affiliates, on whose behalf registration, qualification or compliance has been effected pursuant to this
Section 3, and each underwriter and each Affiliate thereof (individually, each may be referred to hereinafter as a "Holder Indemnified Party" and collectively, the "Holder Indemnified Parties"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder Indemnified Party, for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the
                                               --------  -------
Company shall not be liable to any Indemnified Party in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Indemnified Party and stated to be specifically for use therein.

          (b) Each of the Holders shall, if Registrable Securities held by them are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers who sign such registration statement, each Affiliate of the Company, each underwriter, if any, of the Company's securities covered by such registration statement, each other Holder and each Affiliate thereof (the "Company Indemnified Parties") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company Indemnified Parties for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

          (c) Each Holder Indemnified Party and each Company Indemnified Party entitled to indemnification under this Section 3.7 (each, an "Indemnified Party") shall give notice to the individual or entityt required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     3.7  Information about the Investors. Each Holder shall promptly furnish to
          -------------------------------
the Company such information regarding itself, its Affiliates or subsidiaries and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this section.

     3.8  Conditions to Registration. As a condition to the Company's obligation
          --------------------------
hereunder to cause a registration statement to be filed or Registrable Securities to be included in a registration statement, each Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, the Company shall not be obligated to file a registration statement, include Registrable Securities in a registration statement hereunder or maintain effectiveness of a registration statement, if: (i) the Company shall have received opinions of counsel reasonably satisfactory to each Holder and the Company to the effect that the proposed disposition of such Registrable Securities may be effected without registration under the Securities Act; or (ii) the Registrable Securities may then be sold pursuant to Rule 144 under the Securities Act.

     3.9  Rule 144.  With a view to making available the benefits of certain
          --------
rules and regulations of the Commission which may permit the sale of the restricted securities to the public without registration, the Company agrees to use its best efforts to: (a) make and keep public information available as contemplated by Rule 144 under the Securities Act; and (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act.

                                   ARTICLE IV

                            RIGHTS OF FIRST REFUSAL


          4.1  Rights of First Refusal.
               -----------------------

          (a) For a period of three (3) years following the Effective Date, if an Investor (other than the Initial Investor) proposes to sell, transfer or otherwise convey any of the Securities or the shares of Common Stock underlying the Warrants (the "Proposed Transfer"), such Investor (the "Transferring Investor") shall promptly deliver to the Initial Investor and the Company written notice of the Proposed Transfer (the "Transfer Notice"), setting forth in reasonable detail: (i) the price and material terms of the Proposed Transfer; (ii) the amount of the Securities (or shares of Common Stock underlying the Warrants) proposed to be transferred; and (iii) such other information as the Initial Investor and the Company may reasonably request in order to evaluate the terms of the Proposed Transfer. The Initial Investor shall thereupon have the right, for a period of thirty (30) calendar days following delivery of the Transfer Notice (the "First Refusal Period"), to purchase all or any portion of the Securities (and the shares of Common Stock underlying the Warrants) designated in the Transfer Notice at the last transaction price per share of the Company's securities as quoted by the Nasdaq National Market System (or such other exchange or quotation bureau on which the securities are then traded or quoted) on the last business day immediately preceding the date on which the Initial Investor notifies the Transfer Investor of its intention to purchase such Securities (the "Acceptance Notice"). The Initial Investor must deliver the Acceptance Notice to the Transferring Investor on or prior to expiration of the First Refusal Period. Failure by the Initial Investor to deliver the Acceptance Notice shall constitute an election by the Initial Investor not to purchase any of the Securities (or the shares of Common Stock underlying the Warrants) designated in the Transfer Notice.

          (b) In the event that the Initial Investor declines to purchase the Securities (or the shares of Common Stock underlying the Warrants) designated in the Transfer Notice (or otherwise fails to deliver the Acceptance Notice prior to the expiration of the First Refusal Period), the Company shall thereupon have the right, for a period of thirty (30) calendar days thereafter, to purchase any or all of such securities upon the same terms set forth in Subsection 4.1(a) above. If the Company declines to purchase the Securities (or the shares of Common Stock underlying the Warrants) designated in the Transfer Notice, the Transferring Investor may then, for a period of ninety (90) calendar days thereafter, sell, transfer or otherwise convey any of such securities as set forth in the Transfer Notice, subject to applicable laws, rules and regulations. An election by the Initial Investor or the Company not to purchase the Securities (or the shares of Common Stock underlying the Warrants) as described herein shall not affect the rights of first refusal provided herein with respect to subsequent Proposed Transfers by a Transferring Investor. Any transfer of Securities by a Transferring Investor without first giving the Transfer Notice shall be deemed to be null and void and of no legal force or effect whatsoever.

                                   ARTICLE V

                           INDEMNIFICATION AND CLAIMS

     5.1  Indemnification. In addition to the indemnification provided in
          ---------------
Section 3.6, each of the Investors hereby agrees, severally but not jointly, to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of such Investor's failure to fulfill any of the terms and conditions of this Agreement or by reason of such Investor's breach of any of the representations and warranties of such Investor set forth herein. This Agreement and the representations and warranties contained herein shall be binding upon the Investor's heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME JURISDICTIONS.


                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1  Fees and Expenses. The Company and the Investors shall respectively
          -----------------
pay the their own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby, other than the expenses of registration referred to in Article III which shall be borne by the Company as set forth therein.

     6.2  Modification, Amendments and Waiver. The Company and the Investors may
          -----------------------------------
amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by the Company and each of the Investors.

     6.3  Assignment.  Neither the Company nor any Investors shall have the
          ----------
authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto; except that the Company may assign its rights and obligations under this Agreement to any successor in interest without the prior consent of the Investors.

     6.4  Burden and Benefit. This Agreement shall be binding upon and, to the
          ------------------
extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns; provided that, in the event of a default by the Company of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Investors with respect to such default shall be against the Company and its assets; under no circumstances shall any officer, director, stockholder or affiliate of the Company be liable in law or equity for any obligations of the Company which result from such a default hereunder.

     6.5  Brokers. The Investors represent and warrant to the Company that there
          -------
are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Investors or any other person in connection with this Agreement or any of the transactions contemplated hereby. The Company represents and warrants to the Investors that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company in connection with this Agreement or any of the transactions contemplated hereby.

     6.6  Entire Agreement. This Agreement and the schedules, exhibits, lists
          ----------------
and other documents referred to herein contain the entire agreement among the Company and the Investors with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

     6.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     6.8  Notices. Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

          (a) If to an Investor, to the address listed for such Investor on Schedule A hereto, with copies as directed to counsel for such Investor; and

          (b) If to the Company, to the attention of Mr. Werner G. Haase or Mr. Scott Mednick at Xceed, Inc., 488 Madison Avenue, 3rd Floor, New York, NY 10022 or via facsimile to (212) 308-0646, with a copy to Akin, Gump, Strauss, Hauer & Feld LLP, 1333 New Hampshire Avenue, Suite 400, Washington, D.C. 20036, to the attention of Victoria A. Baylin, Esq. or via facsimile at (202) 887-4288; or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the calendar day after delivery to a commercial overnight delivery service, or five calendar days after delivery into a United States Postal facility.

     6.9  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which shall constitute one agreement.

     6.10 Rights Cumulative. All rights, powers and privileges conferred
          -----------------
hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     6.11 Severability of Provisions. The provisions of this Agreement shall be
          --------------------------
considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     6.12 Headings. The headings set forth in the articles and sections of this
          --------
Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.


                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, delivered and effective as of the date and year first above written.


                                    XCEED, INC.



                                    By:  /s/Scott Mednick
                                         ----------------
                                         Scott Mednick, Chairman and Chief
                                         Strategic Officer




                                    THE INITIAL INVESTOR


                                    /s/Theodore Deikel
                                    ------------------
                                    Theodore Deikel


                            THE SUBSEQUENT INVESTORS



/s/Jeff Wendell                        /s/Lee R. Anderson, Sr. Revocable Trust
---------------                        ---------------------------------------
Jeff Wendell                           Lee R. Anderson, Sr. Revocable Trust


/s/John Ehlert                         /s/Gary S. Holmes
--------------                         -----------------
John Ehlert                            Gary S. Holmes


/s/John Morrison                       /s/SilverWild Enterprises, Inc.
----------------                       --------------------------------
John Morrison                          SilverWild Enterprises, Inc.


/s/Stanley S. Hubbard                  /s/AGR Halifax Fund, Ltd.
---------------------                  -------------------------
Stanley S. Hubbard                     AGR Halifax Fund, Ltd.



/s/Frank Magid                         /s/Robert W. Hubbard
--------------                         --------------------
Frank Magid                            Robert W. Hubbard

                            THE SUBSEQUENT INVESTORS
                                  (continued)




/s/Gerald D. Deeney                    /s/Robert Lessin
-------------------                    ----------------
Gerald D. Deeney                       Robert Lessin

                                   SCHEDULE A
                                   ----------
                                       TO
                                       --
                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


                                                                        Shares of
        Name And Address               Number of Shares of             Common Stock           Consideration
          of Investor                 Common Stock Acquired        Underlying Warrants             Paid
--------------------------------    ------------------------    -----------------------    -------------------
Theodore Deikel                                      488,281             976,562                   $ 5,000,000

Lee R. Anderson, Sr. Revocable                        97,656              None                     $ 1,000,000
   Trust dated 11/25/96

AGR Halifax Fund, Ltd.                                78,125              None                     $   800,000

Jeff Wendell                                          48,828              None                     $   500,000

John Ehlert                                           48,828              None                     $   500,000

Gary Holmes                                           48,828              None                     $   500,000

John Morrison                                         48,828              None                     $   500,000

Stanley S. Hubbard                                    48,828              None                     $   500,000

SilverWild Enterprises, Inc.                          36,621              None                     $   375,000

Robert Lessin                                         12,207              None                     $   125,000

Frank N. Magid                                         9,766              None                     $   100,000

Robert W. Hubbard                                      7,324              None                     $    75,000

Gerald D. Deeney                                       2,442              None                     $    25,000
                                    ------------------------    -----------------------    -------------------

                  Totals                             976,562             976,562                   $10,000,000

                                   EXHIBIT A
                                   ---------
                                       TO
                                       --
                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

                                   EXHIBIT B
                                   ---------

                         INVESTOR SUITABILITY STANDARDS
                         ------------------------------

     A purchase of the Securities pursuant to the attached Securities Purchase Agreement involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments. The offer, offer for sale, and sale of the Securities are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Regulation D promulgated thereunder ("Regulation D") or another exemption thereunder and are intended to be exempt from the registration requirements of applicable state securities laws.

     Rule 501(a) of Regulation D defines an "accredited investor" as follows:

     (1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose or acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

     (8) Any entity in which all of the equity owners are accredited investors.